UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): February 11, 2005


                               KEYSPAN CORPORATION
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                                    --------
                 (State or Other Jurisdiction of Incorporation)


        1-14161                                           11-3431358
(Commission File Number)                       (IRS Employer Identification No.)

175 East Old Country Road, Hicksville, New York              11801
  One MetroTech Center, Brooklyn, New York                   11201
   (Address of Principal Executive Offices)                 (Zip Code)

                           (631) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and cost of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which the we develop unregulated business ventures; as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports filed by us with the Securities and Exchange Commission.

Item 1.01  Entry into a Material Definitive Agreement
---------  ------------------------------------------

On February 11, 2005 and pursuant to an agreement entered into on such date, KeySpan Business Solutions, LLC, a wholly owned subsidiary of the Company, transferred all of the outstanding shares of its mechanical contracting subsidiary, WDF, Inc ("WDF"), to WDF Holding Corp., a Florida corporation owned by a former employee of WDF and other investors. In connection with this transaction, the Company paid or contributed approximately $25.5 million to WDF in exchange for, among other things, the disposition of such shares, the settlement of intercompany advances and the replacement of a performance and payment bond issued for the benefit of WDF with respect to a pending project, which bond had been supported by a $150 million indemnity obligation of the Company. In addition, the Company received from WDF an indemnity bond issued by Zurich American Insurance Company, the purpose of which is to reimburse the Company in an amount up to $80 million in the event it is required to perform under all other indemnity obligations previously incurred by the Company to support the remaining bonded projects of WDF as of the closing. As of February 11, 2005, the total cost to complete such remaining bonded projects is estimated to be approximately $70 million.







                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               KEYSPAN CORPORATION

Dated: February 16, 2005                       By:  /s/John J. Bishar, Jr.
                                                    ----------------------
                                                    John J. Bishar, Jr.
                                                    Senior Vice President,
                                                    General Counsel & Secretary













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